Exhibit 10.25
IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF SOUTH CAROLINA
ANDERSON/GREENWOOD DIVISION

ST Holdings, Inc. and FWLL, LLC,	)	Civil Action No. 8:07-cv-01585-GRA
)
Plaintiffs,	)
)
vs.	)
)
Rockwell Medical Technologies, Inc.,	)
)
Defendant.	)
)

MUTUAL RELEASE AND SETTLEMENT AGREEMENT
PLEASE READ CAREFULLY
          THIS MUTUAL RELEASE AND SETTLEMENT AGREEMENT (“Agreement”) memorializes the agreement entered into on the 26th day of August, 2008, by and among Plaintiffs, FWLL, LLC and ST Holdings, Inc. (collectively, the “Plaintiffs”) and Defendant, Rockwell Medical Technologies, Inc. (“Defendant”) (collectively, the “parties’), and is intended to set forth the terms and conditions of the agreement reached by the parties in connection with all disputes between them. This Agreement is not and shall not be construed as an admission of liability or wrongdoing on the part of any party hereto.
          WHEREAS, Plaintiffs initiated the above-captioned action (the “Litigation”), alleging claims against Defendant for breach of contract, tenancy at will, conversion, trespass, trespass to chattels, and gross negligence, all of which allegations are denied by Defendant;

          WHEREAS, Defendant answered Plaintiffs’ Complaint, denying liability to Plaintiffs;
          WHEREAS, the parties have agreed to amicably resolve the Litigation and to settle all matters before them;
          NOW, THEREFORE, based on the mutual obligations set forth below and for such other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree to the following settlement agreement:
          1. Unless the context plainly requires otherwise, the terms “Plaintiffs” includes Plaintiffs FWLL, LLC and ST Holdings, Inc., in each and every capacity, together with their respective agents, employees, subsidiaries, affiliates, investigators, insurers, attorneys, relatives, heirs, executors, administrators, successors, and assigns. The term “Defendant” includes Rockwell Medical Technologies, Inc., in each and every capacity, together with its respective agents, employees, subsidiaries, affiliates, investigators, insurers, attorneys, relatives, heirs, executors, administrators, successors, and assigns.
          2. Plaintiffs agree to irrevocably and unconditionally release and forever discharge Defendant of and from any and all claims, damages, demands, actions, causes of action or suits at law, whether in tort or in contract, in law or in equity, of any kind or nature whatsoever that may exist or could be alleged to exist as of the date of this Agreement, including but not limited to those claims asserted by Plaintiffs in the Litigation, for or because of any matter or thing done or omitted to be done by Defendant, and the effects and results thereof, whether known or unknown by Plaintiffs, from the beginning of time through the date of this Agreement. The parties specifically acknowledge and agree, however, that this provision in no way prohibits any party from responding to a subpoena or any other lawful process issued by a court or government agency.
          3. Defendant agrees to irrevocably and unconditionally release and forever discharge Plaintiffs of and from any and all claims, damages, demands, actions, causes of action or suits at law, whether in tort or in contract, in law or in equity, of any kind or nature whatsoever that may exist or could be alleged to exist as of the date of this Agreement, for or because of any matter or thing done or omitted to be done by Plaintiffs, and the effects and results thereof, whether known or unknown by Plaintiffs, from the beginning of time through the date of this Agreement. The parties specifically acknowledge and agree, however, that this provision in no way prohibits any party from responding to a subpoena or any other lawful process issued by a court or government agency.
          4. The parties represent and warrant that they have not assigned or transferred and that they will not assign or transfer, any of the claims, or any portion thereof, which have or could have been alleged or asserted in the Litigation and/or those which are being released or that are contemplated by this Agreement, including, but not limited to, all claims, liens, obligations, liabilities, charges, demands, actions, rights, debts, and causes of action, and from all liability for legal or equitable relief of whatsoever nature, known or unknown, that they ever had, now have, or may hereafter claim to have against any other party to the Litigation arising directly or indirectly out of, in any way connected with, or related to, any facts, acts, conduct, representations, omissions, contracts, claims, events, causes, matters, or things of any conceivable kind or character, which were, or could have been, included in the Litigation.
          5. Within thirty (30) days of the execution of this agreement by all parties, Defendant will make payment to Plaintiffs in the amount of THREE HUNDRED SEVENTY-

FIVE THOUSAND AND 0/100 ($375,000.00) DOLLARS by delivery of settlement draft to the offices of Nicholson & Anderson, 109 West Court Avenue, Greenwood, South Carolina 29646. This settlement draft will be made payable to “FWLL, LLC, ST Holdings, Inc., and their attorneys, Nicholson & Anderson.”
          6. On or before January 1, 2009, Defendant will make a second payment to Plaintiffs in the amount of THREE HUNDRED SEVENTY-FIVE THOUSAND AND 0/100 ($375,000.00) DOLLARS by delivery of settlement draft to the offices of Nicholson & Anderson, 109 West Court Avenue, Greenwood, South Carolina 29646. This settlement draft will be made payable to “FWLL, LLC, ST Holdings, Inc., and their attorneys, Nicholson & Anderson.”
          7. Within five (5) days of the execution of this agreement by both parties, a Consent Stipulation of Dismissal with prejudice for the above-referenced civil action will be executed by counsel for Plaintiffs and Defendant and filed with the Court.
          8. Plaintiffs and Defendant agree not to disparage one another in any manner, including with respect to the allegations made in the Litigation.
          9. Plaintiffs and Defendant agree that the terms of the settlement set forth herein shall be confidential except where disclosure is required by law.
          10. The parties mutually agree to cooperate and take all steps necessary and reasonable to effectuate this Agreement.
          11. Nothing in this Agreement shall be construed as an admission by any party or its officers or representatives of the validity of any claims by any other party or of any wrongdoing on their part or on the part of any of its management representatives, and any such alleged wrongdoing and/or liability is expressly denied.

          12. The parties acknowledge they have received good and sufficient consideration for their execution of this Agreement, and that the consideration stated herein is sufficient to support and does, in fact, support the full and final release and waiver of all claims each may have against the other.
          13. The parties expressly acknowledge and declare that no other or further contract, promise or inducement whatsoever has been made to them by each other, that they have carefully read and fully understand all of the provisions of this Agreement, that they have reviewed and discussed the terms of this Agreement with their legal counsel and that the they have signed the Agreement of their own free will and accord.
          14. The parties agree that they shall each bear their own attorneys’ fees, costs and expenses associated with this action.
          15. The parties agree that this Agreement may be used in a subsequent proceeding in which either of the parties alleges a breach of this agreement.
          16. The parties mutually agree that if any provision of this Agreement is found to be unenforceable, said provision shall be severed from the Agreement and shall have no effect on the enforceability of any other provision in the Agreement.
          17. This Agreement constitutes the complete understanding between the parties in this matter and supersedes any and all prior or contemporaneous representations, promises, inducements, understandings, and agreements. It may not be amended except by a written instrument signed by Plaintiffs and Defendant.
          18. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one agreement to be effected. Photocopies or facsimile copies of this Agreement may be treated as an original. A duly authorized attorney may sign on behalf of a corporate entity.
          19. This Agreement shall be governed by the laws of the State of South Carolina and federal law where applicable. The parties mutually agree that a breach of the terms of this Agreement shall be deemed a violation of an Order of the Court.
          IN TESTIMONY WHEREOF, the parties have hereunto set their hands and seals the day and year first written above.
[SIGNATURES ON FOLLOWING PAGE]

Rockwell Medical Technologies, Inc.

/s/ Robert L. Chioini

By: Robert L. Chioini
Its: Chief Executive Officer

APPROVED:

/s/ Giles M. Schanen, Jr., Esq.

Dated: September 24, 2008.	Giles M. Schanen, Jr., Esq.
Counsel for Defendant

FWLL, LLC

/s/ Dwight Funderburk

By: Dwight Funderburk
Its: Managing Partner

APPROVED:

/s/ William H. Nicholson, Jr., Esq.

Dated: September 24, 2008.	William H. Nicholson, Jr., Esq.
Counsel for Plaintiff FWLL, LLC

ST HOLDINGS, INC.

/s/ J. Benjamin Lawrence

By: J. Benjamin Lawrence
Its: President

APPROVED:

/s/ William H. Nicholson, Jr., Esq.

Dated: September 24, 2008.	William H. Nicholson, Jr., Esq.
Counsel for Plaintiff, ST Holdings, Inc.